                                                                     EXHIBIT 11


                              AIRWAYS CORPORATION
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                     (In thousands except per share data)
                                  (Unaudited)



                                                                 FOR THE QUARTERS ENDED JUNE 30,
                                                                 -------------------------------
                                                                     1997               1996
                                                                 -----------        ------------
PRIMARY COMPUTATION:
Net loss                                                            $  (172)           $  (282)
Weighted average number of common
  shares outstanding                                                  9,069              9,303
                                                                     ------             ------
Net loss per common share                                           $  (.02)           $  (.03)
                                                                    =======            =======

FULLY DILUTED COMPUTATION:
Net loss                                                            $  (172)           $  (282)
Weighted average number of common
  shares outstanding                                                  9,069              9,303
                                                                     ------             ------
Net loss per common share                                           $  (.02)           $  (.03)
                                                                    =======            =======